                       SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT ("Agreement") is made as of this 1st day of December, 1996, by and between Wayne G. Smith ("Mr.
Smith"), an individual, and Federal-Mogul Corporation ("Federal-Mogul"), a Michigan corporation.

          WHEREAS, Mr. Smith was serving as a President of Federal-Mogul;

          WHEREAS, Federal-Mogul has decided to undertake certain changes in its management structure; and

          WHEREAS, in light of these changes, Mr. Smith and Federal-Mogul desire an orderly separation of Mr. Smith's employment with Federal-Mogul.

          NOW, THEREFORE, in consideration of the covenants undertaken in this Agreement, and for other good and valuable consideration, Mr. Smith and Federal-Mogul hereby agree as follows:

          1. RESIGNATION AS AN OFFICER AND EMPLOYEE: Mr. Smith hereby acknowledges that he was terminated from his position as a President of Federal-Mogul effective at the close of business on October 4, 1996. Mr. Smith also hereby resigns from any and all other positions he holds as an employee, director or officer of Federal-Mogul or any of its subsidiaries, related, or affiliated companies, such resignation to be effective at the close of business on October 31, 1996 (the "Termination Date"). Mr. Smith shall deliver to Federal-Mogul a letter confirming his resignation in the form attached hereto as Exhibit A. Federal-Mogul will pay to Mr. Smith his base salary at the annual rate of Three Hundred Seventy Thousand Dollars and No Cents ($370,000.00), less applicable income tax withholdings and other normal payroll deductions, through November 30, 1996, in accordance with Federal-Mogul's regular payroll practices. Federal-Mogul will also continue to provide employment benefits generally available to senior executives, including medical and dental insurance, life insurance, pension and other benefits, through the Termination Date.

          2. SEVERANCE PAY AND BENEFITS: Federal-Mogul hereby agrees that, upon approval of the entire Board of Directors of Federal-Mogul, the following compensation and benefits will be provided to Mr. Smith in accordance with the terms of this
Agreement:

             A. Severance Payment: Federal-Mogul will make a payment to Mr. Smith in the sum of Two Hundred Thirty Five Thousand Dollars and No Cents ($235,000.00) (constituting thirty-three (33) weeks of Mr. Smith's annual base salary), less applicable income tax withholdings, representing severance pay, including any amounts Mr. Smith would normally have been granted under Federal-Mogul's Severance Plan for Salaried Employees. Such payment will be made following the effective date of this Agreement (the last day of the seven-day revocation period as set forth in Paragraph 5 of this Agreement), unless Mr. Smith revokes this Agreement in accordance with Paragraph 5. Federal-Mogul will also make a separate payment to Mr. Smith of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00), less applicable income tax withholdings, in lieu of any and all amounts that may be owed to Mr. Smith for unused and deferred vacation, as well as in lieu of any and all other benefits which Mr. Smith might otherwise be eligible to receive (except as otherwise provided in this Paragraph 2), including without limitation tax preparation assistance and financial estate planning assistance for 1996, any remaining credit for the executive supplemental medical plan, payments for home security, costs of his office and secretarial support for October 1996, and legal fees. Such payment will be made following the last day of the seven-day revocation period as set forth in Paragraph 5 of this Agreement, unless Mr. Smith revokes this Agreement in accordance with Paragraph 5.

               B. Supplemental Compensation Award: If Federal-Mogul pays bonuses under the terms and conditions of the Supplemental Compensation Plan for 1996 in effect as of the Termination Date (the "SCP"), Mr. Smith will be eligible for a pro-rated award (calculated by taking the award he would have received had he remained employed through December 31, 1996, based on the terms and conditions of the SCP in effect on the Termination Date, and multiplying it by a fraction, the numerator of which is 10 and the denominator of which is 12). Except as otherwise provided in this subparagraph, Mr. Smith's participation in the SCP shall terminate effective on the Termination Date.

               C. Medical And Dental Coverage: Effective on the Termination Date, Mr. Smith will be eligible to continue to participate in Federal-Mogul's CHOICE plan for hospital-surgical-medical, dental, life and vision insurance coverage (the "CHOICE
Plan") for a period of up to six (6) months after November 1, 1996, at Federal-Mogul's expense, in accordance with the terms of such plans. During such period, Mr. Smith shall continue to pay the cost of his share of such coverage, if any. After such period, Mr. Smith may elect to continue coverage under the CHOICE Plan for an additional period of twelve (12) months, at Mr. Smith's expense, in accordance with and subject to the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

               D. Split Dollar Life Insurance Plan: Effective on the Termination Date, Mr. Smith's participation in Federal-Mogul's Split Dollar Life Insurance Plan (the "SDLIP") will terminate in accordance with the terms of the SDLIP. At such time, Federal-Mogul may withdraw the sum of all premium payments Federal-Mogul has made in connection with such policy. Mr. Smith hereby agrees that Federal-Mogul may withdraw the sum of all such premium payments, that he will sign an insurance form entitled "Life Policy Service Request -- Surrender, Tax Withholding Options, Release of
Interest," and that he shall submit such form to Federal-Mogul on or before the date of execution of this Agreement.

               E. Executive Loan Program: Mr. Smith delivered to Federal-Mogul that certain Secured Promissory Note dated March 29, 1996 by Mr. Smith in favor of Federal-Mogul in the amount of $88,188.41 and that certain Secured Promissory Note dated March 31, 1995 by Mr. Smith in favor of Federal-Mogul in the amount of $323,566.95 (collectively, the "Notes"). In connection with the Notes, Mr. Smith and Federal-Mogul entered into that certain Assignment and Security Agreement dated as of March 29, 1996 and that certain Assignment and Security Agreement dated as of March 31, 1995 (collectively, the "Security Agreements"). Mr. Smith and Federal-Mogul agree that simultaneously with the execution of this Agreement (i) Mr. Smith, in substitution for the Notes, shall execute an amended and restated secured promissory note in the form of Exhibit B attached hereto (the "New Note") and (ii) Mr. Smith and Federal-Mogul, in substitution for the Security Agreements, shall execute an amended and restated assignment and security agreement in the form of Exhibit C attached hereto (the "New Security Agreement"). Upon the effectiveness of the New Note and the New Security Agreement, the Notes shall be cancelled and returned to Mr. Smith and the Security Agreements shall be terminated.
               F. Executive Lease Car Program: Effective on January 1, 1997, Mr. Smith's participation in Federal-Mogul's Executive Lease Car Program (the "Lease Car Program") will terminate, in accordance with the terms of such program. On and after January 1, 1997, to the extent the lease on his executive lease car has not yet expired, Federal-Mogul agrees to continue the leases, through the end of the current lease term, for each executive lease car currently in Mr. Smith's possession; provided, however, that, except as provided below, Mr. Smith must pay all lease payments and other costs in connection with such cars; provided, further, that Federal-Mogul agrees to continue the lease and insurance on the Mercedes E 420 vehicle through March 31, 1997.

               G. Country Club Membership: Federal-Mogul will continue to pay the monthly dues of Mr. Smith's membership, through December 31, 1996, in Plum Hollow Country Club (the "Country Club"). Effective on January 1, 1997, Federal-Mogul will award to Mr. Smith the stock certificate applicable to the Country Club. On and after January 1, 1997, Federal-Mogul will no longer be responsible for any membership or other costs in connection with Mr. Smith's membership in the Country Club.

               H. Retirement Plans: Federal-Mogul shall distribute to Mr. Smith amounts due to Mr. Smith through the Termination Date from the Personal Retirement Account ("PRA"), the Supplemental Executive Retirement Program (the "SERP"), and the Thrift Plan (including the 401(k) Plan, the Salaried Employees' Investment Program (the "SEIP"), and the Employee Stock Ownership Plan (the "ESOP")), in accordance with the terms of such plans. Except for any vested benefits in such plans, Mr. Smith's participation in all such plans shall terminate effective on the Termination Date.

          I. Home Computer Equipment: Effective on January 1, 1997, Mr. Smith shall become the owner of the Pentium personal computer and other home computer equipment provided to him by Federal-Mogul during his employment with Federal-Mogul (the "Home Computer Equipment"). Mr. Smith shall be exclusively liable for any maintenance and other costs in connection with the Home Computer Equipment. Mr. Smith shall return the ISDN modem.

          J.  1984 Stock Option Plan:  Federal-Mogul
acknowledges that Mr. Smith is entitled to receive the benefit of all awards under Federal-Mogul's 1984 Stock Option Plan (the
"1984 Plan") to which he was entitled to immediate exercise as of the Termination Date. Mr. Smith acknowledges that he has no claim to any stock options under the 1984 Plan, except as follows:

                    i.     An option for 8,250 shares of common
                           stock, granted on February 9, 1988, with an exercise price of $19.00 per share.

                    ii.    An option for 13,200 shares of common
                           stock, granted on February 8, 1989, with an exercise price of $26.1875 per share.

                    iii.   An option for 15,000 shares of common
                           stock, granted on February 7, 1990, with an exercise price of $19.625 per share.

          The parties acknowledge and agree that Mr. Smith may exercise the stock options described in subparagraphs i,ii, and iii of this Paragraph 2(J) at any time before the earlier of (i) the expiration of an option under the terms of the 1984 Plan or award agreement applicable to such option, or (ii) thirty-six (36) months from the date of this Agreement.

               K. 1989 Performance Incentive Stock Plan: Federal-Mogul acknowledges that Mr. Smith is entitled to receive the benefit of all awards under Federal-Mogul's 1989 Performance
Incentive Stock Plan (the "1989 Plan") to which he was entitled to immediate exercise or receipt as of the Termination Date. Mr.
Smith acknowledges that he has no claim to any restricted shares or stock options under the 1989 Plan, except as follows:

                    i.     An option for 56,250 shares of common
                           stock, granted on February 6, 1991, with an exercise price of $22.00 per share; Mr. Smith will not receive any proceeds with respect to the option for the remaining 56,250 of those shares payable under the terms of the February 6, 1991 grant in the form of restricted shares, the restrictions of which will not lapse after the termination of Mr. Smith's employment with Federal-Mogul.

                    ii.    An award of 3,000 restricted shares,
                           granted on February 8, 1995 as a long-
                           term incentive grant.

                    iii.   An award of 1,808 restricted shares,
                           granted on February 8, 1995.

           The parties acknowledge and agree that Mr. Smith may exercise the stock option described in subparagraph i of this Paragraph 2(K) at any time before the earlier of (i) the expiration of such options under Section 6.4(a) of the 1989 Plan or the agreement applicable to such award, or (ii) thirty six (36) months from the date of this Agreement. The parties acknowledge and agree that Mr. Smith has or will receive the restricted shares described in subparagraphs ii and iii of this Paragraph 2(K) (but not any restricted shares from the exercise of the options described in subparagraph i of this Paragraph 2(K)), and the restrictions on such shares have or will lapse no later than January 1, 1997. The parties further acknowledge and agree that Mr. Smith is not eligible for additional time-based or performance-based vesting of any unvested restricted shares or stock options. The parties further acknowledge and agree that, except as otherwise provided above, no other restrictions on restricted shares under the 1989 Plan will lapse.

          3. NO OTHER PAYMENTS OR BENEFITS: Except for the payments made and benefits provided in this Agreement, Mr. Smith acknowledges and agrees that he is entitled to no other benefits, compensation, or payments from Federal-Mogul, including without limitation salary, bonus, incentive compensation, severance pay, pension, vacation pay, life insurance or any other fringe benefits of Federal-Mogul.

          4. RELEASE OF FEDERAL-MOGUL: In consideration for the compensation and benefits provided in this Agreement, and for all other good and valuable consideration, Mr. Smith hereby knowingly, voluntarily, and willingly releases, discharges, and covenants not to sue Federal-Mogul and its direct and indirect parents, subsidiaries, affiliates, and related companies, past and present, as well as each of their directors, officers, employees, representatives, attorneys, agents, trustees, insurers, assigns, and successors, past and present (collectively hereinafter referred to as the "RELEASEES"), from and with respect to any and all actions, claims, or lawsuits, whether known or unknown, suspected or unsuspected, in law or in equity, which against the RELEASEES, Mr.Smith, and his heirs, executors, administrators, successors, assigns, dependents, descendants, and attorneys ever had, now have, or hereafter can, shall, or may have arising out of or in any way relating to Mr. Smith's employment by Federal-Mogul or his separation from that employment, including without limitation the following:

          i. any and all claims arising out of or in any way relating to breach of oral or written employment contracts (whether such contracts were express or implied), or any and all tort claims;

          ii. any and all claims arising out of or in any way relating to age, race, sex, religion, national origin, disability, or other form of employment discrimination, including without limitation any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the Michigan Civil Rights Act, or any other federal, state or local law, statute, ordinance, or administrative regulation; or

          iii. any and all claims for salary, bonus, severance pay, pension, vacation pay, life insurance, health or medical insurance, or any other fringe benefits (including any claims under the Executive Loan Program), workers' compensation or disability, other than the payments and benefits provided for in this Agreement; provided, however, that the foregoing is not intended to waive any defense
                 Mr. Smith may have against any claim brought by Federal-Mogul against Mr. Smith arising out of Mr. Smith's failure to comply with any of his obligations under this Agreement including the exhibits hereto; and provided further, that Mr. Smith is not releasing any claims he may have under any pension plan of Federal-Mogul in which he participated during his employment with Federal-Mogul.

It is the express intention of Mr. Smith and Federal-Mogul that this Agreement constitutes a full and comprehensive release of all claims and potential claims, to the fullest extent permitted by law. Mr. Smith acknowledges that he may hereafter discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement or his decision to enter into it. Nevertheless, Mr. Smith hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

          5. ADEA WAIVER OF CLAIMS: Mr. Smith expressly acknowledges and agrees that his release and waiver of rights and claims is knowing and voluntary, that by this Agreement he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement, that he has been given a period of twenty-one (21) days within which to consider this Agreement, and that he elects to execute this Agreement on this date. Mr. Smith shall have seven (7) days following the execution of this Agreement by both parties within which he may revoke this Agreement, and this Agreement shall not become effective or enforceable until such seven day revocation period has expired and Mr. Smith has not revoked this Agreement. To be effective, such revocation must be in writing and delivered to counsel for Federal-Mogul on or before the last day of the seven-day revocation period.
Mr. Smith certifies that he understands and agrees to all of the terms of this Agreement, and has had an opportunity to discuss these terms with an attorney of his own choosing. Mr. Smith further acknowledges that he has been advised previously by Federal-Mogul, and by this writing is again advised by Federal-Mogul, to consult with an attorney prior to executing this Agreement and regarding his release of claims herein, including without limitation the release of claims under the Age Discrimination in Employment Act of 1967, as amended.

          6.  CONFIDENTIALITY:

                  A. Confidentiality of Agreement: Mr. Smith agrees that he shall keep this Agreement, and the terms and conditions of this Agreement, confidential. Mr. Smith shall not in any manner or for any reason disclose this Agreement, or the terms hereof, without the express prior written consent of Federal-Mogul, except (i) to members of his family, his attorneys, and his accountants on a "need to know" basis, (ii) to the Internal Revenue Service, and (iii) as otherwise required by law.

                  B.     Confidential Information:  Mr. Smith
acknowledges that by reason of his employment with Federal-Mogul, and particularly in his capacity as a President of Federal-Mogul, he has been given access to corporate information (including without limitation contractual arrangements, plans, strategies, tactics, and intellectual property), marketing information (including without limitation sales or business plans, strategies, methods, customer lists, and market research data), financial information, technical information, personnel information, and similar confidential and proprietary materials and information respecting Federal-Mogul's business. Mr. Smith represents and warrants that he has kept and will continue to keep all such materials and information confidential, and that he will not use such information for any purpose without the prior written consent of Federal-Mogul.
Mr.Smith further agrees that, on and after the Separation Date, Federal-Mogul's Patent Assignment and Confidentiality Agreement (the "Confidentiality Agreement") shall remain in full force and effect and Mr. Smith shall remain bound by the terms and conditions of such Confidentiality Agreement.

          7. NON-SOLICITATION: In consideration of the payments and benefits conferred on Mr. Smith by Federal-Mogul under Paragraph 2 of this Agreement, Mr. Smith agrees that he will not, for a period of one (1) year following the date of execution of this Agreement, solicit any employees of Federal-Mogul to work for any business, individual, partnership, firm, corporation, or other entity.

          8. NON-DISPARAGEMENT: In consideration of the payments and benefits conferred on Mr. Smith by Federal-Mogul under Paragraph
2 of this Agreement, Mr. Smith agrees that he will not make or cause to be made any statements to any person, firm, corporation, or governmental or other entity which reflect negatively on Federal-Mogul or on its directors, officers, employees, affiliates, and related companies.

          9. INDEMNIFICATION: Mr. Smith acknowledges and agrees that he shall indemnify and hold harmless Federal-Mogul fully from payment of any federal, state or local withholding or similar taxes, and from payment of Mr. Smith's share of any FICA, FUTA, Medicare or similar payroll taxes, including any interest, or penalties with respect thereto, that are imposed on or assessed against Federal-Mogul by any government agency. Federal-Mogul agrees that it shall not treat for any tax purposes the issuance or extension of the Notes referred to herein as compensation income to Mr. Smith.

          10. ADDITIONAL PROVISIONS: The following additional terms and conditions shall apply to this Agreement:

                 A.  No Claim Filed And No Assignment of Claims:
Mr. Smith represents and warrants that neither he nor any of his representatives have filed, or will file, any complaints, charges or lawsuits with any court or government agency arising out of or relating to any claims being released by Mr. Smith in this Agreement Mr. Smith further represents and warrants that neither he nor any of his representatives have assigned or transferred, or will assign or transfer, to any other person other than Federal-Mogul any of the released matters set forth in this Agreement, and that he shall defend, indemnify and hold harmless Federal-Mogul from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer.

                 B. Severability of Provisions: If any of the provisions, terms, or clauses of this Agreement are held invalid, illegal, unenforceable or ineffective, such provisions, terms and clauses shall be deemed severable such that all other provisions, terms, and clauses of this Agreement shall remain valid and binding upon the parties.

                 C. Choice of Law: This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, without regard to principles of conflict of laws.

                 D. Arbitration: Any and all controversies, claims or disputes arising out of or in any way relating to this Agreement shall be resolved by final and binding arbitration in Detroit, Michigan before a single arbitrator licensed to practice law and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within sixty (60) days after the occurrence of the facts giving rise to any such controversy, claim or dispute. The arbitrator shall decide all issues relating to arbitrability. The costs of such arbitration, including the arbitrator's fees, shall be split between the parties to the arbitration. Each party shall be responsible to pay its own attorneys' fees.

                 E.  Entire Agreement:  This Agreement is an
integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein, and supersedes and replaces all prior negotiations and agreements, whether written or oral, concerning the subject matter hereof. No provision of this Agreement may be amended or waived except by written agreement signed by the parties hereto.

                 F. No Waiver of Breach: No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

                 G. Representation: Mr. Smith and Federal-Mogul each represent and agree that they have carefully read and understand this Agreement, and agree that neither they nor any of Federal-Mogul's officers, agents, directors, or employees have made any representations other than those contained herein. Further, the parties each expressly agree that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.

                 H. Captions: The captions of this Agreement are for descriptive purposes only and are not part of the provisions hereof and shall have no force or effect.

                 I. Counterparts: This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original. Photographic copies of such signed counterparts may be used in lieu of the original for any purpose.


          IN WITNESS WHEREOF, Mr. Smith and Federal-Mogul, intending to be legally bound, have executed this Agreement as of the date first written above.


                                  WAYNE G. SMITH


                                  -----------------------------


                                  Date:------------------------


                                  FEDERAL-MOGUL CORPORATION


                                  By:------------------------

                                  Date:------------------------

EXHIBIT A

RESIGNATION AS OFFICER AND DIRECTOR



To:  Shareholders and Directors of:

     Federal-Mogul Corporation
     Federal-Mogul World Trade, Inc.
     Federal-Mogul Canada Limited
     Federal-Mogul Japan Kabushiki Kaisha


This will confirm that I have resigned effective October 4, 1996 from my positions as officer of Federal-Mogul Corporation and Federal-Mogul Canada Limited and as a director of Federal-Mogul World Trade, Inc. and Federal-Mogul Japan Kabushiki Kaisha.



------------------------
Wayne G. Smith

                          AMENDED AND RESTATED
                      ASSIGNMENT AND SECURITY AGREEMENT


          This Amended and Restated Assignment and Security
Agreement (this "Agreement") is made and entered into as of the 31st day of January 1997, by and between Wayne G. Smith ("Borrower") and Federal-Mogul Corporation, a Michigan corporation ("Lender").

          Pursuant to the terms of that certain Severance Agreement dated as of December 1, 1996 between Borrower and Lender, this Agreement is being entered into in substitution for that certain Assignment and Security Agreement dated as of March 29, 1996 between Borrower and Lender and that certain Assignment and Security Agreement dated as of March 31, 1995 between Borrower and Lender.

          1. Grant of Security Interest. For value received, Borrower hereby assigns and hereby grants a continuing security interest in all right, title and interest of Borrower in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"): (a) all options to acquire shares of Lender's Common Stock granted to Borrower by Lender (the "Options"), (b) any shares of Lender's Common Stock acquired upon exercise of any Options (the "Option Shares"), (c) the proceeds from any sale of all or any portion of the shares of Common Stock of Lender held by Borrower that were originally restricted shares granted to Borrower by Lender pursuant to Lender's 1989 Performance Incentive Stock Plan, (d) the proceeds from any sale of any Option Shares, and (e) any amounts owing to Borrower by Lender to the extent permitted by law.

          The foregoing assignment and security interest is granted to secure all amounts owing by Borrower to Lender under the Amended and Restated Secured Promissory Note, of even date herewith, executed by Borrower and given to Lender in the principal amount of $441,069.75 (the "Note").

          2. Perfection of Security Interest. In order that the security interest granted herein may be perfected, Borrower agrees from time to time to execute promptly and cause to be filed such financing statements or other necessary documents and to take such action as Lender may reasonably request in order to create, preserve and perfect the security interest of Lender in the Collateral.

          3. Remedies. In the event Borrower does not make payment in full under the Note when due, Lender may to the fullest extent permitted by applicable law (a) offset any amounts owing by

Lender to Borrower against amounts due and payable under the Note until all amounts due and payable under the Note are paid in full and (b) exercise any and all rights and remedies of a secured party under the Uniform Commercial Code, exercise and enjoy all rights of Borrower in respect of the Collateral (provided, that any funds so received shall be applied to payment of the Note), retain all or any portion of the Collateral as payment or partial payment for the Note, and whether or not Lender exercises any remedies with respect to the Collateral, proceed, concurrently or successively, against Borrower, for payment of the Note, subject, however, to applicable provisions of the Uniform Commercial Code which may not have been waived or altered by Borrower.

          4. Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which shall remain in full force and effect.

          5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

          6. Entire Agreement. This Agreement constitutes the entire agreement among Borrower and Lender with respect to the subject matter hereof and cannot be waived, modified or terminated without the written consent of Lender.

          IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date set forth above.






                                        --------------------------
                                        Wayne G. Smith



                                        FEDERAL-MOGUL CORPORATION


                                        --------------------------
                                        Name:
                                        Title:

                          AMENDED AND RESTATED
                         SECURED PROMISSORY NOTE


January 31, 1997
$441,069.75                                      Southfield, Michigan

          FOR VALUE RECEIVED, Wayne G. Smith ("Debtor") promises to pay to the order of FEDERAL-MOGUL CORPORATION, a Michigan corporation ("Lender"), the principal amount of $441,069.75 (the "Principal
Amount") in accordance with the terms hereof.

          Pursuant to that certain Severance Agreement dated as of December 1, 1996 between Debtor and Lender, this Note is being issued in substitution for that certain Secured Promissory Note dated March 29, 1996 by Debtor in favor of Lender in the amount of $88,188.41 and that certain Secured Promissory Note dated March 31, 1995 by Debtor in favor of Lender in the amount of $323,566.95.

          The entire Principal Amount and any accrued interest shall be due and payable, without any setoff or deduction, at the earlier date (the "Maturity Date") of (a) January 30, 2000, (b) the date of Debtor's exercise of all stock options to acquire shares of the common stock of Lender ("Common Stock") held by Debtor on the date of such exercise ("Debtor's Stock Options"), and (c) the date of Debtor's sale or disposition of all shares of Common Stock held by Debtor on the date of such sale or disposition that were originally restricted shares granted to Debtor by Lender pursuant to Lender's 1989 Performance Incentive Stock Plan ("Debtor's Shares"). Debtor may prepay this Note in whole or in part at any time without penalty or premium by repaying the outstanding Principal Amount and all accrued interest thereon. If Debtor exercises any but not all of Debtor's Stock Options, Debtor shall prepay this Note within 5 business days of such exercise in an amount equal to the excess of
(i) the product of (x) the closing price on the New York Stock Exchange of one share of Common Stock on the date of such exercise and (y) the number of shares of Common Stock acquired by Debtor upon such exercise over (ii) the sum of (x) the product of (A) the exercise price of such Debtor's Stock Options and (B) the number of shares of Common Stock acquired by Debtor upon such exercise, (y) the amount of all taxes payable in connection with such exercise and (z) any broker's or similar fees paid by Debtor in connection with the sale of any shares of Common Stock acquired upon such exercise. If Debtor sells or otherwise disposes of any but not all of Debtor's Shares, Debtor shall prepay this Note within 5 business days of such in an amount equal to the excess of (i) the proceeds from such sale or disposition over (ii) any broker's or similar fees paid by Debtor in connection with such sale or disposition.

          On and after February 1, 1997, the unpaid balance of the Principal Amount shall bear interest at an annual rate of 5.63%, computed on the basis of an annual payment. At the end of each quarter unpaid interest shall be added to the Principal Amount and shall bear interest at the same rate as the Principal Amount. As of the date hereof, the amount of accrued and unpaid interest is $29,314.39.

          Payments of the Principal Amount and accrued interest thereon shall be paid by check (payable in U.S. funds) made payable to Lender and delivered to Treasurer, Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48034, or at such other place designated in a writing signed by Lender.

          This Note is secured by an Assignment and Security
Agreement of even date herewith.

          Each of the following shall constitute a default under this
Note:

          (1) Debtor's failure to make payment when due of any amounts owing under this Note;

          (2) Any assignment by Debtor for the benefit of his creditors; and

          (3) Any admission by Debtor of his inability to meet his payment obligations when due.

          Upon the occurrence of any default under this Note, the entire unpaid Principal Amount of this Note together with the accrued interest shall become immediately due and payable. Debtor agrees to pay any costs of collection, including, without limitation, reasonable attorneys' fees.

          Upon the occurrence of any default under this Note, Lender shall have the right to offset any amounts owing by Lender to Debtor for whatever reason against any outstanding Principal Amount and accrued interest.

          Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default. Upon any default, the failure of Lender to promptly exercise its right to accelerate outstanding principal and accrued unpaid interest shall not constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Debtor or any other person who may be liable under this Note.

          Debtor hereby waives presentment for payment, demand, notice of dishonor, notice of protest and all other notices and demands in connection with any delivery, acceptance, performance or default of this Note and agrees that this Note may be modified only by an agreement in writing signed by Debtor and Lender.

          This Note shall be governed by and interpreted in accordance with the laws of the State of Michigan.



                                ------------------------
                                Wayne G. Smith